LEASE AGREEMENT


THIS AGREEMENT made and entered into this 1st day of December, 1996 by and between RAM Holding Corporation, Assignee of Colorado Commercial Brokers, Inc., hereinafter "Landlord" and Eclipse Corporation, Assignee of Columbine Home Sales, Limited Liability Company, hereinafter "Tenant",

                     W I T N E S S E T H :

The Assignors of the parties having previously entered into a Lease dated August 15, 1995, and the parties wishing to modify that lease and agree upon new terms, Landlord does hereby lease to the Tenant and the Tenant does hereby take and hire from the Landlord the following described property in the County of El Paso and State of Colorado, to wit:

See Attached.

     TERM: The term of this lease shall commence on December 1, 1996 and continue for a period of thirty (30) months, expiring on May 1, 1999. Tenant has an option to extend this lease upon the same terms and conditions, excepting the condition of rental, for an additional term of twenty-four (24) months upon giving thirty (30) days' notice to Landlord prior to the end of the initial term. The fixed annual minimum rent during each year of the extended term shall be the sum equal to the product resulting from multiplying the fixed annual minimum rent for the final full lease year of the initial term by the number - which shall in no event be less than one (1) - found by dividing the index (as defined below) for the first full calendar month in which falls the beginning of the extended term for which such fixed annual minimum rent is being computed, by the index for the first month of the initial term of this Lease. Such index shall be defined as the Consumer Price Index for all urban consumers, published by the United States Department of Labor, Bureau of Labor Statistics (national average).

     RENT: The Tenant agrees to pay to the Landlord as rent for the leased premises the sum of $5000.00 per month, which shall be paid in the following manner:

     1)    $5000.00  due and payable on the first day of  each  month
commencing     December 1, 1996 and continuing thereafter during  the
term of the lease.

     2) Late Payment Fee. In the event rent set forth hereinabove is not paid within five (5) days of its due date, a penalty of ten (10%) percent will be added to the rent then due.

     USE: The Tenant expressly covenants and agrees to use the leased premises for the sale of modular homes and for no other purpose whatsoever without the written prior consent of the Landlord to such change in use, which consent however shall not be unreasonably withheld. Tenant shall use the premises for no purpose which is unlawful or contrary to any zoning regulations or ordinances in effect.

     PERSONAL PROPERTY TAXES: Tenant shall pay all personal property taxes accruing under the terms of this lease for personal property owned by Tenant and kept on the leased premises.

     REAL PROPERTY TAXES: Landlord shall pay all real property taxes on the subject real property.

     UTILITIES: All utilities used on the leased premises during the term of this lease shall be paid for by the Tenant.

     INSURANCE: Tenant agrees to pay the premium for sufficient fire and extended coverage insurance on the leased premises during the term of this lease to cover the cost of rebuilding or repairing the leased premises in the event of total or partial destruction thereof. Tenant agrees to carry and maintain public liability insurance for the leased premises in a minimum amount of $300,000. Tenant shall furnish Landlord with appropriate certificates of insurance coverage.

     MAINTENANCE: Tenant shall be responsible for the exterior and interior maintenance of the leased premises during the term of this lease. All repairs, alterations or additions to the interior of the premises shall be made by the Tenant, provided however that all replacements or major repairs to the plumbing, heating or electrical systems on the leased premises which are not necessitated by the negligence of the Tenant shall be paid for by the Landlord. All other repairs not specifically listed herein are to be paid by the Tenant.

     INSPECTION:   Landlord  can enter upon and  inspect  the  leased
premises at all reasonable times during the term hereof.

     IMPROVEMENTS: All improvements placed upon the leased premises of a permanent nature by the Tenant shall be and become the property of Landlord at the expiration of this lease. The Landlord shall be under no obligation to reimburse the Tenant for any sums of money so expended in making permanent improvements on the leased premises.

     DESTRUCTION OF PREMISES: Should the leased premises be destroyed or rendered uninhabitable through no act or fault of the Tenant, either by fire, act of God or otherwise, then this lease may be forthwith terminated by the Tenant at its option unless the parties agree that such premises shall be reconstructed from insurance proceeds and if such reconstruction is performed, then rent hereunder shall be suspended for a period of 90 days or until the re-occupancy of the premises by Tenant, whichever shall first occur.

     DEFAULT: The Tenant promises and agrees that if default be made in the payments of rent or in the performance of any of the conditions of this lease, that this lease may be forthwith terminated at the election of the Landlord and the Tenant will immediately surrender and deliver up possession of the leased premises to the
Landlord  upon  receiving written notice from  the  Landlord  of  the breach of the conditions of this lease and the election of the Landlord to so terminate this lease. In the event of such default by Tenant then the Landlord, besides other rights and remedies which it may have, shall have the immediate right of re-entry and the right to remove all persons and property from the leased premises at the expense of the Tenant. Should the Landlord elect to re-enter as herein provided or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this lease or it may, from time to time, without terminating this lease, re-let or release the leased premises or any part thereof for such amount of rental and upon such terms and conditions as Landlord in its sole discretion and judgment may deem advisable. Landlord may make such alterations, improvements and repairs to the leased premises as it may deem advisable. No such re-letting or releasing of the leased premises by Landlord under the circumstances set forth in this paragraph shall be construed as the election on Landlord's part to terminate or cancel this lease unless a written notice of such termination or cancellation is mailed by the Landlord to the Tenant at the address of the leased premises nor shall such re-letting release the Tenant from liability to the Landlord for any and all damages of whatsoever type or nature which the Landlord may have or will suffer or incur as a result of Tenant's breach of any of the terms, covenants, provisions and conditions herein contained. Notwithstanding any such re-letting or releasing without termination of this lease by the Landlord, Landlord may at any time thereafter elect to terminate the lease for such previous breach by the Tenant. In the event it should become necessary for Landlord to employ an attorney to enforce any of the provisions hereof, Landlord shall be entitled to recovery from Tenant for his costs in such behalf expended plus a reasonable attorney's fee.

In  the  event this lease is terminated by reason of the  default  of
Tenant,  it  is  understood and agreed that  the  Landlord  shall  be entitled to retain any advance rental or deposit herein made, to partially compensate Landlord for damages suffered by reason of such default. Nothing herein contained shall be construed however as precluding the Landlord from recovering from Tenant any further or additional damages which it may have suffered by reason of such default of the Tenant as provided herein.

     SURRENDER AND HOLDING OVER: Upon expiration of the term of this lease, or any extension thereof, the Tenant agrees to surrender and deliver up possession of the leased premises to the Landlord in as good condition and repair as the same are at this time, ordinary wear and tear excepted. In the event the leased premises shall be damaged beyond reasonable wear and tear, the Tenant agrees to immediately pay Landlord such sum of money as shall be reasonable expended by the Landlord in restoring the leased premises to its former condition.

Should the Tenant continue in possession of the leased premises after the expiration of this lease without a written extension or renewal hereof, such possession shall be on a month-to-month basis only and then at a monthly rate herein specified.

     NO WAIVER: The failure of Landlord to insist in any one or more instances upon a strict performance of any of the obligations, covenants or agreements herein contained shall in no wise be construed to constitute a waiver, relinquishment or release of such obligations, covenants or agreements, and no forbearance by the Landlord of any default hereunder shall in any manner be construed as constituting a waiver of such default.

     TENANT'S DUTIES RE SIDEWALK OR WALKWAYS: The Tenant shall keep the sidewalks and walkways in front of and around the leased premises free and clear of ice and snow and free from litter, dirt, debris and obstructions.

     BANKRUPTCY: If the Tenant shall be declared insolvent or bankrupt or if any assignment of his property shall be made for the benefit of his creditors or others or if the Tenant's leasehold interest herein shall be levied upon under execution or taken by virtue of any writ of any Court of Law or if the Trustee in Bankruptcy or a Receiver is appointed for the property of the Tenant, then and upon the happening of any one of these events the Landlord may, at its option, immediately and with or without notice terminate and cancel this lease and immediately retake possession of the leased premises without thereby occasioning any forfeiture of the obligations of the Tenant previously accrued under this lease.

     EMINENT DOMAIN: In the event all or any part of the leased premises shall be taken by right of eminent domain, or in the event the Landlord makes a conveyance of all or any part of the leased premises in lieu of taking by right of eminent domain, then this lease shall, at the option of the Landlord, cease and terminate. In such event the Tenant shall not be required to make any further rental payments to the Landlord and the Tenant shall have the right to remove from the leased premises any and all furniture, machinery and fixtures set forth herein. In such event of a taking of all or part of the leased premises by right of eminent domain or a conveyance in lieu of such taking, the Landlord shall receive the entire award or price with the condemning or taking governmental authority will pay for the leased premises.

     MISCELLANEOUS:

          This  lease  agreement is further subject to  any  and  all
special  conditions  which  are  contained  in  this  lease  in   the
appropriate space provided therefor.

          Wherever used herein the singular shall include the plural and the use of any gender shall be applicable to all genders.

          This   lease  shall  bind  and  benefit  alike  the  heirs,
successors and assigns of the parties hereto.

     IN WITNESS WHEREOF the parties hereto have set their hands and affixed their seals on the day and year first above written.


DATED this _____ day of _________________, 1996.

                         RAM HOLDING CORPORATION


                         BY: _________________________________
                                Cary Carpenter, President


                         ECLIPSE CORPORATION


                         BY: __________________________________

                             ATTACHMENT
                                 TO
               LEASE AGREEMENT DATED DECEMBER 1, 1996
                               BETWEEN
           RAM HOLDING CORPORATION and ECLIPSE CORPORATION



LEGAL DESCRIPTIONS.

     4326 N. Nevada, Colorado Springs, Colorado, 80907:

     Parcel 1: Approximately 100 feet of frontage x 175 depth for a sales lot for modular homes.

     Parcel  2:   Approximately 200 feet x 175  feet  depth  for
     sales office for modular homes.